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                                                                EXHIBIT 4(b)(3)

                           LEASE SUPPLEMENT NO. 1
                        (UTC TRUST NO. 1998-A) (L-15)


         This Lease Supplement No. 1, dated March 30, 1998 between Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement ("Lessor"), and Union Tank Car Company, a Delaware corporation ("Lessee");

                                 Witnesseth:

         Lessor and Lessee have heretofore entered into that certain Equipment Lease Agreement (UTC Trust No. 1998-A) (L-15) dated March 30, 1998 (the "Lease"). The terms used herein are used with the meanings specified in the Lease.

         The Lease provides for the execution and delivery of one or more Lease Supplements substantially in the form hereof for, among other things, the purpose of particularly describing all or a portion of the Units of Equipment to be leased to Lessee under the Lease.

         Now, Therefore, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, Lessor and Lessee hereby agree as follows:

         1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as herein supplemented, the Units described in Schedule 1 hereto.

         2. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

         3. To the extent that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

         4. This Lease Supplement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation.

         5. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.


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         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written and to be delivered on the date first above written.

                              WILMINGTON TRUST COMPANY, not in its
                               individual capacity, but solely as Owner Trustee under the Trust Agreement

                              By:    /s/ Patricia A. Evans
                                 -----------------------------------------------
                              Name:  Patricia A. Evans
                              Title:  Financial Services Officer


                              UNION TANK CAR COMPANY



                              By:   /s/ Mark Garrette
                                 -----------------------------------------------
                              Name:   Mark Garrette
                              Title:     Vice President


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State of Delaware             )
                              )  SS
County of New Castle          )


         On this 24th day of March, 1998, before me personally appeared Patricia
A. Evans, to me personally known, who being by me duly sworn, say that she is Financial Services Officer of Wilmington Trust Company, that said instrument was signed on such date on behalf of said corporation solely in its capacity as Owner Trustee under the Trust Agreement referred to in said instrument, and she acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation in such capacity.




                                 /s/  Patricia Pierce
                              --------------------------------------------------
                              Notary Public

[Notarial Seal]

My commission expires:   August 22, 2000






State of Illinois          )
                           )  SS
County of Cook             )


         On this 25th day of March, 1998, before me personally appeared Mark Garrette, to me personally known, who being by me duly sworn, say that he is Vice President of Union Tank Car Company, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                 /s/ Clare C. Potempa
                              --------------------------------------------------
                              Notary Public
[Notarial Seal]

My commission expires:  May 20, 2000

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